Corcept Therapeutics Announces Second Quarter 2014 Financial Results and Provides Corporate Update

MENLO PARK, CA -- (Marketwired - August 05, 2014) - Corcept Therapeutics Incorporated (NASDAQ: CORT)

  Revenue increases 33 percent from prior quarter on continued uptake of Korlym® for the treatment of Cushing's syndrome
  GAAP net loss narrows to $0.07 per share; non-GAAP net loss narrows to $0.05 per share
  Company reiterates 2014 revenue guidance of $25-29 million
  Trial for treatment of triple-negative breast cancer to generate results in 2015
  Phase 1 clinical trial of next-generation selective GR antagonist starts this month

Corcept Therapeutics Incorporated (NASDAQ: CORT), a pharmaceutical company engaged in the discovery, development and commercialization of drugs for the treatment of severe metabolic, psychiatric and oncologic disorders, today reported its financial results for the quarter ended June 30, 2014. The company also provided an update on its clinical programs.

Second Quarter Financial Results and Reaffirmation of 2014 Revenue Guidance

  Corcept recognized $5.9 million in net revenue for the second quarter of 2014 compared to $4.4 million in the first quarter, an increase of 33 percent. The company's net loss in the second quarter on a GAAP basis was $7.6 million, or $0.07 per share, compared to a net loss of $13.9 million, or $0.14 per share, in the first quarter.

  In 2014, Corcept's net loss on a GAAP basis included significant non-cash expenses of $2.2 million in the second quarter and $2.4 million in the first quarter. Excluding these non-cash expenses, the company's net loss on a non-GAAP basis was $5.4 million, or $0.05 per share, for the second quarter of 2014 and $11.5 million, or $0.11 per share, for the first quarter.

  As of June 30, 2014, the company held cash and cash equivalents of $34.0 million.

  The company reaffirmed its 2014 full-year revenue guidance of $25-29 million.

"Our Cushing's syndrome business grew broadly last quarter," said Joseph K. Belanoff, M.D., Corcept's Chief Executive Officer. "We continue to introduce new physicians to Korlym® and, as they see the marked difference it makes in the lives of the first patients for whom they prescribe the drug, these physicians become more likely to prescribe the medicine to additional patients."

"At this June's Endocrine Society meeting we offered tangible evidence that Korlym works well. Results from the long-term extension of our pivotal Phase 3 SEISMIC study showed maintenance of key Korlym benefits. Investigators also presented a number of case studies showing the remarkable degree to which Korlym has benefited commercial patients treated independently of that study."

Clinical Pipeline Progress

"There is substantial evidence that glucocorticoid receptor (GR) antagonists, such as Korlym, may have utility in treating a variety of severe illnesses," said Dr. Belanoff. "This quarter we made significant progress in the development of both Korlym and our portfolio of proprietary next-generation GR antagonists: Our clinical trial of Korlym for the treatment of triple-negative breast cancer will generate results in 2015. We will begin a Phase 1 clinical trial of one new compound -- CORT 125134 -- in the next few weeks and will advance more compounds into clinical trials next year. We look forward to presenting the results of these studies."

Financial Results

For the second quarter of 2014, Corcept recognized net product revenue of $5.9 million. The company reported a net loss of $7.6 million, or $0.07 per share, for the second quarter of 2014 compared to a net loss of $11.9 million, or $0.12 per share, for the same period in 2013.

The net loss on a GAAP basis for the second quarter of 2014 and for the second quarter of 2013 included non-cash stock-based compensation expenses of $1.2 million and $1.3 million, respectively. In addition, the company recognized non-cash interest expense related to its capped royalty financing transaction of $935,000 in the second quarter of 2014 and $1.1 million in the same period in 2013. After adjusting for these non-cash expenses, the company's net loss on a non-GAAP basis was $5.4 million, or $0.05 per share, for the second quarter of 2014, compared to $9.5 million, or $0.10 per share, for the second quarter of 2013. A reconciliation of GAAP net loss to non-GAAP net loss is included below.

Operating expenses for the second quarter of 2014 were $12.4 million, compared to $12.7 million for the corresponding period in 2013.

  Selling, general and administrative expenses in the second quarter declined to $8.0 million, compared to $8.2 million for the comparable period in 2013.

  Research and development expenses in the second quarter were $4.3 million, compared to $4.5 million for the second quarter of 2013.

Corcept's cash balance as of June 30, 2014 was $34.0 million, compared to $54.9 million at December 31, 2013.

Conference Call

Corcept will hold a conference call on August 5, 2014, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss this announcement. To participate, dial 1-888-771-4371 from the United States or +1-847-585-4405 internationally approximately ten minutes before the start of the call. The passcode is 37738631.

A replay will be available through August 19, 2014 at 1-888-843-7419 from the United States and +1-630-652-3042 internationally. The passcode is 37738631.

About Korlym®

Korlym competitively blocks the glucocorticoid receptor type II (GR) to which cortisol normally binds, thereby inhibiting the effects of excess cortisol in Cushing's syndrome patients. In April 2012, Corcept made Korlym available as a once-daily oral treatment of hyperglycemia secondary to endogenous Cushing's syndrome in adult patients with glucose intolerance or diabetes mellitus type 2 who have failed surgery or are not candidates for surgery. Korlym was the first FDA-approved treatment for that illness and the FDA has designated it as an Orphan Drug for that indication. Orphan Drug designation is a special status designed to encourage the development of medicines for rare diseases and conditions. Because Korlym is an Orphan Drug, Corcept will have marketing exclusivity for the approved indication in the United States until February 2019.

About Cushing's Syndrome

Endogenous Cushing's syndrome is caused by prolonged exposure of the body's tissues to high levels of the hormone cortisol and is generated by tumors that produce cortisol or ACTH. Cushing's syndrome is an orphan indication that most commonly affects adults aged 20-50. An estimated 10-15 of every one million people are newly diagnosed with this syndrome each year, resulting in over 3,000 new patients annually in the United States. An estimated 20,000 patients in the United States have Cushing's syndrome. Symptoms vary, but most people have one or more of the following manifestations: high blood sugar, diabetes, high blood pressure, upper body obesity, rounded face, increased fat around the neck, thinning arms and legs, severe fatigue and weak muscles. Irritability, anxiety, cognitive disturbances and depression are also common. Cushing's syndrome can affect every organ system in the body and can be lethal if not treated effectively.

About Triple-Negative Breast Cancer

Triple-negative breast cancer is a form of the disease in which the three receptors that fuel most breast cancer growth -- estrogen, progesterone and the HER-2/neu gene -- are not present. Because the tumor cells lack the necessary receptors, common treatments, such as hormone therapy and drugs that target estrogen, progesterone and HER-2, are ineffective. In 2013, approximately 40,000 women were diagnosed with triple-negative breast cancer. There is no FDA-approved treatment and neither a targeted treatment nor a preferred standard chemotherapy regimen for relapsed triple-negative breast cancer patients exists.

About Corcept Therapeutics Incorporated

Corcept is a pharmaceutical company engaged in the discovery, development and commercialization of drugs for the treatment of severe metabolic, psychiatric and oncologic disorders. Korlym, a first generation competitive GR antagonist, is the company's first FDA-approved medication. The company has a Phase 1 trial of mifepristone for the treatment of triple-negative breast cancer and a portfolio of selective GR antagonists that competitively block the effects of cortisol but not progesterone. It owns extensive intellectual property covering the use of GR antagonists, including mifepristone, in the treatment of a wide variety of metabolic, psychiatric and oncologic disorders. It also holds composition of matter patents for its selective GR antagonists.

Non-GAAP Measures of Net Loss

To supplement Corcept's financial results presented on a GAAP basis, we use non-GAAP measures of net loss that exclude significant non-cash expenses related to stock-based compensation expense and the recognition of interest expense under our capped royalty financing transaction. We believe that this non-GAAP measure of net loss helps investors better evaluate the company's past financial performance and potential future results. Non-GAAP measures should not be considered in isolation or as a substitute for comparable GAAP accounting and investors should read them in conjunction with the company's financial statements prepared in accordance with GAAP. The non-GAAP measure of net loss we use may be different from, and not directly comparable to, similarly titled measures used by other companies.

Forward-Looking Statements

Statements made in this news release, other than statements of historical fact, are forward-looking statements. These forward-looking statements, including statements regarding anticipated future revenues, the timing of clinical trials and clinical trial results and the advancement of additional compounds, are subject to known and unknown risks and uncertainties that might cause actual results to differ materially from those expressed or implied by such statements, including the pace of Korlym's acceptance by physicians and patients, the reimbursement decisions of government or private insurers, the pace of enrollment in or the outcome of the company's phase 1 study of mifepristone in the treatment of triple-negative breast cancer and the phase 1 study of its next-generation selective GR antagonist, CORT 125134, the effects of rapid technological change and competition, the protections afforded by Korlym's Orphan Drug designation or by Corcept's other intellectual property rights, or the cost, pace and success of Corcept's other product development efforts. These and other risks are set forth in the company's SEC filings, all of which are available from the company's website (http://www.corcept.com) or from the SEC's website (http://www.sec.gov). Corcept disclaims any intention or duty to update any forward-looking statement made in this news release.

                      CORCEPT THERAPEUTICS INCORPORATED
                          CONDENSED BALANCE SHEETS
                               (in thousands)

                                                    June 30,    December 31,
                                                      2014          2013
                                                 ------------- -------------
                                                  (Unaudited)      (Note)

ASSETS:
  Cash and cash equivalents                      $      33,974 $      54,877
  Trade receivables, net                                 2,225         1,428
  Inventory                                              5,642         5,546
  Other assets                                           2,549         1,226
                                                 ------------- -------------
    Total assets                                 $      44,390 $      63,077
                                                 ------------- -------------

LIABILITIES AND STOCKHOLDERS' EQUITY:
  Accounts payable                               $       2,595 $       2,381
  Deferred revenue                                          44            25
  Long-term obligation                                  35,032        35,065
  Other liabilities                                      3,267         4,589
  Stockholders' equity                                   3,452        21,017
                                                 ------------- -------------
    Total liabilities and stockholders' equity   $      44,390 $      63,077
                                                 ------------- -------------

Note: Derived from audited financial statements at that date.

                     CORCEPT THERAPEUTICS INCORPORATED
                     CONDENSED STATEMENTS OF OPERATIONS
                  (in thousands, except per share amounts)

                                (Unaudited)

                                     Three Months Ended   Six Months Ended
                                          June 30,            June 30,
                                     ------------------  ------------------

                                       2014      2013      2014      2013
                                     --------  --------  --------  --------

Revenues:
  Product sales, net                 $  5,851  $  1,891  $ 10,255  $  3,608

Operating expenses:
  Cost of sales                           215        23       389        43
  Research and development              4,252     4,491    11,537     8,748
  Selling, general and
   administrative                       7,965     8,160    17,769    16,544
                                     --------  --------  --------  --------
    Total operating expenses           12,432    12,674    29,695    25,335
                                     --------  --------  --------  --------
Loss from operations                   (6,581)  (10,783)  (19,440)  (21,727)

Interest and other expense               (971)   (1,114)   (2,041)   (2,254)
                                     --------  --------  --------  --------
    Net loss and comprehensive loss  $ (7,552) $(11,897) $(21,481) $(23,981)
                                     --------  --------  --------  --------

Basic and diluted net loss per share $  (0.07) $  (0.12) $  (0.21) $  (0.24)
                                     --------  --------  --------  --------

Shares used in computing basic and
 diluted net loss per share           100,980    99,814   100,751    99,814
                                     --------  --------  --------  --------

                     CORCEPT THERAPEUTICS INCORPORATED
                RECONCILIATION OF GAAP TO NON-GAAP NET LOSS
                  (in thousands, except per share amounts)

                                (Unaudited)

                                     Three Months Ended   Six Months Ended
                                          June 30,            June 30,
                                     ------------------  ------------------

                                       2014      2013      2014      2013
                                     --------  --------  --------  --------

GAAP net loss                        $ (7,552) $(11,897) $(21,481) $(23,981)

Significant non-cash expenses:
  Stock-based compensation
    Research and development              169       157       331       305
    Selling, general and
     administrative                     1,057     1,108     2,272     2,270
                                     --------  --------  --------  --------
      Total stock-based compensation    1,226     1,265     2,603     2,575
                                     --------  --------  --------  --------
  Accretion of interest expense
   related to long-term obligation        935     1,092     1,979     2,207
                                     --------  --------  --------  --------
    Non-GAAP net loss                $ (5,391) $ (9,540) $(16,899) $(19,199)
                                     --------  --------  --------  --------

GAAP basic and diluted net loss per
 share                               $  (0.07) $  (0.12) $  (0.21) $  (0.24)
                                     --------  --------  --------  --------

Non-GAAP basic and diluted net loss
 per share as adjusted for
 significant non-cash expenses       $  (0.05) $  (0.10) $  (0.17) $  (0.19)
                                     --------  --------  --------  --------

Shares used in computing basic and
 diluted net loss per share           100,980    99,814   100,751    99,814
                                     --------  --------  --------  --------

CONTACT:
Charles Robb
Chief Financial Officer
Corcept Therapeutics
650-688-8783
crobb@corcept.com
www.corcept.com